Employment Agreement

Number：02040158-137
 Name of Employee: Feng Lan

Information Of The Employer

Name of Employer: Kunming Shenghuo Pharmaceutical (Group) Co. Ltd (refer to Party A)

Address:  No. 2, Jing You Road, Kunming National Economy and Technology Developing District, Kunming, PRC.

Nature of Employer: Limited Liability Company

Legal Representative: Gui Hua Lan

Information of The Employee

Name of Employee: Feng Lan  (refer to Party B)

Gender: Male

Date of Birth: January 1973

Nationality: Chuang

Level of  Education:  Bachelor Degree

Place of Birth:  Guang Xi province

Identification Number: 53010373011215

Title or Qualification: Senior Engineer

 Personal CV:
1996 to present             Kunming Shenghuo Pharmaceutical (Group ) Co. Ltd.

1.	Term of Employment
Item 1.
Fixed term. With fixed term: the duration of employment agreement starting from _____(year)/____(Month)/ ____(Day)   to ___________(year)/_____Month/_______Day
Probation Period from _____(year)___ (Month)___Day  to _______(year)___(month)___(day)

Open-ended term: this Agreement starting from December 4, 2009. Probation Period from _____(year)___ (Month)___Day to _______(year)___(month)___(day)
.
2.	Job duties and working location
Item 2.
The position of Party B is arranged as management by Party A, and the working location  is Kunming city. The job duties and working location can be changed according to the needs of work and the consensus reached by and between Party A and Party B.

3.	Labor protection, working conditions and protection against occupational hazards
Item 3
 Party A shall comply with the State’s laws and regulations, shall establish and improve its labor regulation systems, guarantee Party B has the labor rights and fulfill his/her obligations. Party B shall protect and maintain the nation and Party A’s legal benefits, cooperate and comply with Party A’s policies and the rules construed in accordance with the State’s laws and regulations, and shall obey  Party A’s job arrangement within the responsibilities of this position.

Item 4.
Party A shall provide Party B with a working environment and essential protection facilities that complies with national regulations with respect to workplace health and safety. Party A shall arrange the employees , who engage with occupational hazards, to have a regular health examination in accordance with national regulations.  Party B shall fulfill his or her responsibility, take care and maintain the company’s production tools and facilities, and shall complete the assigned tasks or work quotas within the required time period, quantity and quality.

Item 5.	Party A shall provide Party B with safety education and essential professional skills training.

Item 6.	Party B has obligations to maintain Party A’s business confidential information and shall be responsible for Party A’s economic damages due to his/her failure to maintain Party A’s confidentiality.

4.	Working Hours and Holiday
Item 7.
Party B shall work 8 hours per day.  Party B’s working hours can’t exceed eight hours per day and the total working hours can’t exceed 40 hours per week based on this fixed working hour system. Party A must ensure Party B has at least one day off per week. Party A can extend Party B’s working hours upon the consent of the Union and Party B. In general, the extension of working hour cannot exceed one hour per day. it cannot be over 3 hours per day and 36 hours per month due to the needs of very special situations under the protection of  Party B’s health condition.

Item 8.	Party A shall comply with <<Labor Law of People's Republic of China>>, Chapter 4 and related regulations about public holiday and ensure Party B’s right to public holiday.

5.	Salary and Compensation
Item 9.
Party A shall pay Party B’s the amount of salary in currency which cannot be lower than the minimum standard wage level set by the provincial government upon Party B’s completion of his works.  During the execution of the Agreement, Party B’s wage paid by the employer are:  academic wage + title wage+ job wage + seniority wage

Item 10.
 Party A has to pay Party B’s basic living cost if the laid off is not caused by the fault of Party B, and the amount of living cost cannot be lower than the minimum standard level set by the local government.

Item 11	During the employment period, Party A may adjust Party B’s compensation based on the contribution of Party B and the Company’s operating conditions.

6.	Social Insurance and Benefits
Item 12.
During the employment period, Party A shall purchase social insurances for Party B in accordance with the labor laws and regulations. The insurance contributed from Party B should be withheld from Party B’s salary and paid by Party A on behalf of Party B. Party A shall accept and coordinate with Party B’s  right to check the payment situation of the insurance.

Item 13.
During the employment period, Party B has rights to enjoy the benefits and welfare related to sickness, injuries, death, occupational diseases, retirement, and pregnancy, etc in accordance with the national labor laws and regulations.

7.	Termination and Extension of Employment Agreement
Item 14.
During the employment period, Party A and Party B have rights to terminate or end the employment agreement in compliance with the relevant provisions under the Chapter 4 of  << Labor Law of People's Republic of China>>.

Item 15.
Party A is subject to provide Party B with the economic compensation in accordance with Section 46 of <<Labor Law of People's Republic of China>> upon the completion of transfer of all works by Party B.

Item 16.	Party A shall notify Party B its intention of termination or extension of the employment agreement 30 days prior to expiration of the current agreement.

Item 17.	Party A shall provide Party B with a certification of termination or ending of employment agreement, and assist Party B in transferring his/her personal file and social insurance within 15 days.

8.	Terms agreed by both parties
Item 18.	Party A and Party B have agreed the following terms: (select √) Please refer to the attached sheet (-)

9.	Miscellaneous
Item 19.
 Any disputes arisen during the execution of the Employment Agreement between Party A and Party B herein shall be settled through equal negotiation. Otherwise, the mediation, arbitration or law suit can be applied.

Item 20.	During the execution of employment agreement, if the provisions in this Agreement are not in compliance with the national labor laws and regulations, the new update regulations shall be applied.

Item 21.	This Agreement has three copies. Party A and Party B each has one copy. One copy is kept in the employee’s file. The Agreement shall be effective upon sign by both parties.

Employer: Kunming Shenghuo Pharmaceutical (Group) Co. Ltd. Seal	Employee (signature): Feng Lan
Legal Representative: LAN, Guihua
Date: 10/23/2009

Attachment for Item 18-  Terms agreed by both parties

1.  During the employment with Party A, Party B shall fully comply with Party A’ policies, procedures and rules.

2.  Upon the completion of probation period by Party B, Party B may apply to become a formal employee. Party B can be formally hired as contract employee upon passing the examination of Party A. Party B shall provide Party A with a complete personal information related to hiring procedures:  for living in state’s residents, the hiring documentation shall be handed to party A within 10 days.  For out state’s residents,  the hiring documentation shall be handed to Party A within 20 days. Otherwise, Party A shall terminate the employment agreement with Party B and Party B shall be responsible for all damages caused hereof.

3.  During the probation period, Party A has rights to terminate the employment agreement after occurrence of any of the following events by Party B:
  (1) Party B cannot fully perform the job duties;
  (2) Party B has materially violated any of the company’s rules or policies;
  (3) Party B has committed an act of gross negligence or graft which causes substantial damage over 1000 Yuan to the Company;
 (4)  Party B has affected the team harmony and undermined team work.

4. During the probation period, Part A and Party B may terminate the employment relationship at will and must notify other party 3 days advance in writing.

5. After the probation period and being a formal employee by Party B, the termination of employment agreement shall be in compliance with the national laws and regulations as well as Party A’s policies and rules.

6.  During the employment agreement, party A shall provide Party B with its policies and rules, and job related skills training;  The separated training agreement shall be signed by and between Party A and Party B if the technical training cost provided by Party A  is over 1500 Yuan.  During the employment with Party A, Party B shall be responsible for all economic loss if Party B terminates the Agreement without Party A’s consent, and Party B shall indemnify the training cost to Party A.

7. During the employment period, Party A shall arrange the registration of residence, housing, and   school admission of child related matters for Party B. Party B shall provide service to Party A in accordance with the employment agreement and terms agreed.  Party B shall pay 3000 Yuan to cover Party A’s  basic labor cost for his/her premature termination employment agreement with party A.

8. Party B shall not work for any other company for the same/similar services as Party A during the term of employment with party A. Party B shall not disclose Party A’s confidential information to any third party without permission of Party A.  Otherwise, Party A has rights to terminate the employment agreement with party B. Party A has right to take legal action against Party B for the damages caused hereof.

9. Party B shall notify Party A in writing 30 days in advance for premature termination of the employment agreement. Otherwise, Party B shall compensate Party A for its economic loss of one month wage ( the average of wage calculated by Party B’s previous three months’ wage).

10. others

Part A: Kunming Shenghuo Pharmaceutical (Group) Co. Ltd.
Seal
Signature of Party B: Lei Lan

Date:  10/23/2009